UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 29, 2023
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 29, 2023, Genuine Parts Company (the "Company") established a commercial paper program (the “Program”) pursuant to which it may issue up to $1.5 billion of short-term, unsecured and unsubordinated commercial paper notes (the “Notes”) at any time, under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").

Under the Program, the Company may issue the Notes from time to time and use the proceeds for general corporate purposes. The Notes will be sold under customary terms in the commercial paper market and the Notes will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be sold at par less a discount representing an interset factor or, if interest bearing, at par. The maturities of the Notes will vary but may not exceed 364 days from the date of issue. No Notes are currently outstanding under the Program.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: November 30, 2023	By:	/s/ Bert Nappier
Name: Bert Nappier
Title: Executive Vice President and CFO